EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Mikohn Gaming Corporation

Las Vegas, Nevada

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (File Nos. 33-73506, 333-07441, 333-30525, 333-30605 and 333-120327) and on Form S-3 (File No. 333-110623) of Mikohn Gaming Corporation of our reports dated February 22, 2005 relating to the consolidated financial statements and, the effectiveness of Mikohn Gaming Corporation’s internal control over financial reporting which appears in the Company’s Annual Report on Form 10-K.

BDO Seidman, LLP

Los Angeles, California

March 11, 2005